UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010 (May 25, 2010)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Drive, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2010 annual meeting of shareholders was held on May 25, 2010. Of the 20,146,138 shares of common stock outstanding on the April 12, 2010 record date, a total of 17,114,131 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect eight nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all eight nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHOLD
Marc E. Becker	13,274,387	1,260,610
Kevin E. Crowe	13,303,472	1,231,525
Gary R. Enzor	13,380,519	1,154,478
Richard B. Marchese	13,387,072	1,147,925
Thomas R. Miklich	13,387,072	1,147,925
M. Ali Rashid	12,485,501	2,049,496
Alan H. Schumacher	12,615,830	1,919,167
Thomas M. White	12,486,301	2,048,696

There were 2,579,134 broker non-votes with respect to each nominee.

b.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2010. The Company’s shareholders voted to approve this proposal with 17,098,176 votes “For” and 15,954 votes “Against”. There was 1 abstention.

c.	To approve amendments to the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan (the “Plan”) to increase the maximum dollar value of awards and the maximum number of shares available for the issuance under the Plan. The Company’s shareholders voted to approve this proposal with 12,556,151 votes “For” and 1,969,645 votes “Against”. There were 9,201 abstentions.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

This Current Report on Form 8-K is also being filed for the purpose of providing a description of the common stock of the Company. We may incorporate by reference the description of our common stock set forth below into future registration statement filings that we make under the Securities Act of 1933, in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under the Securities Exchange Act of 1934.

General

The following description of our capital stock, provisions of our amended and restated articles of incorporation and specific provisions of Florida laws are summaries thereof and are qualified in their entirety by reference to the Florida Business Corporation Act and our amended and restated articles of incorporation and amended and restated bylaws. Copies of our amended and restated articles of incorporation and our amended and restated bylaws have been filed with the SEC.

Under our Amended and Restated Articles of Incorporation which became effective on November 4, 2003, as amended on June 28, 2005 and May 28, 2010, our capital stock consists of 50,000,000 total authorized shares, consisting of (a) 49,000,000 shares designated as “Common Stock,” no par value per share, and (b) 1,000,000 shares designated as “Preferred Stock,” no par value per share, of which 600,000 are designated as “Convertible Preferred Stock.”

No holder of shares of our capital stock shall, pursuant to our amended and restated articles of incorporation, have any preferential or preemptive right to subscribe for, purchase or receive any shares of our stock, any options or warrants for shares of our stock, or any rights to subscribe to or purchase any shares or any securities which may at any time or from time to time be issued, sold or offered for sale by us.

Pursuant to the terms of certain agreements among us, affiliates of Apollo Management, L.P. (collectively, “Apollo”) and certain other of our shareholders, Apollo and certain shareholders have preemptive rights to purchase shares of our capital stock or securities containing options or warrants to acquire shares of our capital stock if we propose to issue any such securities. In addition, Apollo and certain shareholders have piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with certain registration statements filed by us.

As of May 24, 2010, there were outstanding 21,183,383 shares of common stock held by approximately 88 shareholders of record and no shares of preferred stock were outstanding. In addition, as of May 24, 2010, there were outstanding options to purchase an aggregate of approximately 2,203,260 shares of common stock and outstanding warrants to purchase an aggregate of approximately 715,650 shares of common stock.

Common Stock

The holders of shares of our common stock are entitled to:

•	one vote for each share of common stock held of record on all matters submitted to a vote of shareholders;

•

receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor, after all required dividends are paid to the holders of our outstanding shares of Preferred Stock; and

•

in the event of our liquidation, dissolution or winding up, share ratably in all assets which remain after payment of all of our corporate debts and the required payment of all amounts due to the holders of our outstanding shares of Preferred Stock, if any.

Voting is noncumulative, and all shares of our common stock outstanding on May 24, 2010 were fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time, in one or more classes or series, with the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established, including, without limitation, the number of shares constituting such class or series, dividend rights, conversion rights, redemption privileges, voting powers, and liquidation preferences, and the ability to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred stock then outstanding) to the extent permitted under the Florida Business Corporation Act (the “FBCA”), as our Board of Directors from time to time may adopt by resolution, subject to certain limitations described below.

Effect of Florida Anti-Takeover Provisions

We are subject to several anti-takeover provisions under the FBCA that may deter or hinder takeovers of Florida corporations. Florida’s control share acquisition statute generally provides that shares acquired in a “control share acquisition” will not possess any voting rights unless either the Board of Directors approves the acquisition or such voting rights are approved by a majority of the corporation’s voting shares, excluding interested shares. Interested shares are those held by our officers and inside directors and by the acquiring party. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” of a publicly held Florida corporation. “Control shares” are shares that, except for Florida’s control share acquisition statute, would have voting power that, when added to all other shares that can be voted by the acquiring party, would entitle the acquiring party, immediately after the acquisition of such shares, directly or indirectly, to exercise voting power in the election of directors within any of the following ranges:

•	at least 20% but less than 33 1/3% of all voting power;

•	at least 33 1/3% but less than a majority of all voting power; or

•	a majority or more of all voting power.

We are also subject to the “affiliated transactions” statute of the FBCA. The affiliated transactions statute is designed to deter coercive tender offers that are not approved by the disinterested directors and generally requires special approval for a publicly-held Florida corporation to engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder.” An interested shareholder is a person who, together with affiliates and associates, beneficially owns more than 10% of the corporation’s outstanding voting shares.

The affiliated transaction statute requires that any affiliated transaction with an interested shareholder receive the approval of either a majority of the disinterested directors or two-thirds vote of the shares held by disinterested shareholders. Absent either such approval, a statutory fair price must be paid to all of the shareholders.

Indemnification of Directors and Officers

Section 607.0850 of the FBCA, permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceedings to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith for a purpose he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

In accordance with the provisions of our amended and restated bylaws and amended and restated articles of incorporation, we shall indemnify, to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or other type of proceeding (other than an action by or in our right), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was our director or officer or is or was serving at our request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

In accordance with the provisions of our amended and restated bylaws and amended and restated articles of incorporation, we shall indemnify, to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or other type of proceeding by or in our right to procure a judgment in its favor by reason of the fact that such person is or was our director or officer or is or was serving at our request (as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including counsel fees, including those for appeal) and amounts paid in settlement not exceeding, in the judgment of our Board of Directors, the estimated expense of litigating the action, suit, or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit, or other proceeding, including any appeal thereof if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit, or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

NASDAQ Trading

Our common stock is listed on The NASDAQ Global Market under the symbol “QLTY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Amendment to Articles of Incorporation of Quality Distribution, Inc., filed May 28, 2010

10.1	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 28, 2010	By:	/s/ Stephen R. Attwood
	Name:	Stephen R. Attwood
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Articles of Amendment to Articles of Incorporation of Quality Distribution, Inc., filed May 28, 2010

10.1	Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan